UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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USA TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

S.A.V.E. PARTNERS IV, LLC
LOCKE PARTNERS I LLC
JOHN S. IOANNOU
AJOY H. KARNA
RODMAN K. REEF
ANDREW SALISBURY
CRAIG W. THOMAS
BRADLEY M. TIRPAK
GEORGE WALLNER
JAMES W. STUCKERT REVOCABLE TRUST U/A DTD 2/10/86 AMENDED & RESTATED 2/7/07
DIANE V. STUCKERT REVOCABLE TRUST U/A DTD 8/7/03
JAMES W. STUCKERT
DIANE V. STUCKERT

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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S.A.V.E. Partners IV, LLC, together with the other Participants named herein (“SAVE”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2012 annual meeting of shareholders (the “Annual Meeting”) of USA Technologies, Inc. (“USAT”).  SAVE has filed a definitive proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On June 28, 2012, S.A.V.E. Partners IV, LLC issued the following press release:

SHAREHOLDER ADVOCATES FOR VALUE ENHANCEMENT (SAVE) SAYS ITS NOMINEES MAY HAVE HAD SUFFICIENT VOTES TO BE ELECTED AT USA TECHNOLOGIES ANNUAL MEETING

Criticizes Apparent Last-Minute Attempt by USAT to Manipulate Corporate Machinery and Disenfranchise Shareholders at Annual Meeting

USAT Delays Start Time and Closing of Polls, and Silences Shareholders, at Annual Meeting in Clear Disregard of its Own Meeting Agenda

GREENWICH, Conn., June 28, 2012 /PRNewswire/ -- S.A.V.E. Partners IV, LLC, which together with its nominees and certain other shareholders are members of a group (“SAVE”) that collectively owns 3,196,739 shares of common stock of USA Technologies, Inc. (USAT) (“USAT” or the “Company”), representing approximately 9.8% of the Company’s outstanding shares, today announced that, based on preliminary voting results, it believes its seven nominees may have been elected to the board of directors of USAT if not for USAT’s apparent last-minute attempt to influence the vote by delaying the start of the annual meeting and keeping the polls open in clear disregard of its own meeting agenda.

SAVE believes USAT manipulated the electoral process and disenfranchised shareholders at today’s annual meeting by having the Chairman and Chief Executive Officer, Stephen Herbert:

•	Delay the start of the annual meeting by close to 30 minutes;

•	Blatantly stray from its own meeting agenda, including refusing to promptly close the polls at the designated point in the agenda, despite repeated motions from shareholders;

•
Despite the fact that the polls should have been closed, engage in a long-winded business presentation, which Mr. Herbert abruptly cut off once he was apparently informed of USAT’s desired meeting results by his proxy solicitor and corporate secretary;

•	Refuse to reflect in the minutes of the meeting the objections to the deviation from the meeting agenda;

•
After these objections were voiced, abruptly terminate the question and answer session before shareholders had a chance to ask a single question about the business, including the lengthy presentation that SAVE believes was used as an obvious delay tactic.

David Thomsen, an independent shareholder of USAT, stated, “I have attended a large number of shareholder meetings and never have I seen such a blatant disregard for shareholders’ concerns or such rude treatment of shareholders.  I was physically removed from the meeting for merely seconding a motion that the polls be closed.”